UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Broadway Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”), which will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 24, 2009.

As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, stockholders will be asked to vote on the election of two directors, to ratify the appointment of the Company’s independent registered public accounting firm for 2009, to cast an advisory (non-binding) vote on executive compensation, and to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the annual meeting, please complete, sign and date each proxy card you receive and to return it to the Company as soon as possible in the postage-paid envelope that has been provided. You may revoke this proxy at any time prior to the annual meeting and, if you attend the annual meeting, you may vote your shares in person.

Sincerely,

Paul C. Hudson
Chief Executive Officer

IMPORTANT: If your Broadway Financial Corporation shares are held in the name of a brokerage firm or other nominee, only that brokerage firm or nominee may execute a proxy on your behalf. To ensure that your shares are voted, we urge you to telephone the individual responsible for your account today and obtain instructions on how to direct him or her to execute a proxy.

If you have any questions or need any assistance in voting your shares, please telephone Daniele Johnson, the Company’s Investor Relations Representative, at (323) 634-1700, Ext 231.

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

Notice of Annual Meeting of Stockholders

Wednesday, June 24, 2009

2:00 p.m.

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Broadway Financial Corporation (the “Company”) will be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, at 2:00 p.m., on June 24, 2009, for the following purposes:

1)	To elect two directors of the Company to serve until the Annual Meeting of Stockholders to be held in the year 2012 and until their successors are elected and have been qualified. The Board of Directors has nominated Mr. Paul C. Hudson and Mr. Kellogg Chan.

2)	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2009.

3)	To cast an advisory (non-binding) vote on executive compensation.

4)	To consider such other business as may properly come before and be voted upon at the Annual Meeting of Stockholders or any postponement or adjournment thereof.

The Board of Directors has selected May 8, 2009 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Company’s principal executive offices during the ten days prior to the meeting. The list will also be available for inspection at the Annual Meeting of Stockholders.

Whether or not you expect to attend the annual meeting, please mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the annual meeting and, if you attend the annual meeting, you may vote your shares in person.

By Order of the Board of Directors

Daniele Johnson Secretary

Los Angeles, California

May 26, 2009

Broadway Financial Corporation

Proxy Statement

BROADWAY FINANCIAL CORPORATION

4800 Wilshire Boulevard

Los Angeles, California 90010

PROXY STATEMENT

Annual Meeting of Stockholders

Wednesday, June 24, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Broadway Financial Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California, 90010, at 2:00 p.m., on June 24, 2009, and at any postponement or adjournment thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 26, 2009.

The Company was incorporated under Delaware law in September 1995 for the purpose of acquiring and holding all of the outstanding capital stock of Broadway Federal Bank, f.s.b. (“Broadway Federal” or the “Bank”) as part of the Bank’s conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank (the “Conversion”). The Conversion was completed, and the Bank became a wholly owned subsidiary of the Company, on January 8, 1996. Unless otherwise indicated, references in this Proxy Statement to the Company include the Bank as its predecessor.

THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.broadwayfederalbank.com/EZProxy

RECORD DATE AND VOTING OF SHARES

The Board of Directors has selected May 8, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A total of 1,742,765 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), were outstanding at the close of business on that date. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders will be entitled to cast one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the stockholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted for a vote of the stockholders. If a broker indicates on its proxy that the broker does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

A plurality of votes cast is required for the election of directors. The affirmative vote of the majority of shares represented and voting at the Annual Meeting will be required to ratify the appointment of Crowe Horwath LLP (“Crowe Horwath”) as the Company’s independent registered public accounting firm and to adopt the resolution approving executive compensation that will be presented at the Annual Meeting. The vote for or against the compensation of the executive officers is advisory and will not be binding upon the Board.

All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no contrary instructions are given, such proxies will be voted FOR the election of the nominees named in this Proxy Statement as directors, FOR approval of the appointment of Crowe Horwath as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and FOR approval of the executive compensation outlined in this Proxy Statement. Although the Board of Directors currently knows of no other matter to be brought before the Annual Meeting, if other matters properly come before the Annual Meeting and may properly be acted upon, including voting on a substitute nominee for director in the event that any director nominee named in this Proxy Statement becomes unwilling or unable to serve before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the persons named in the proxies.

REVOCATION OF PROXIES

Any stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a later signed and dated proxy card or other written notice of revocation to Daniele Johnson, Secretary of the Company, at 4800 Wilshire Boulevard, Los Angeles, California 90010. A proxy will also be considered revoked if the stockholder executing the proxy is present at the Annual Meeting and chooses to vote in person.

SOLICITATION OF PROXIES

Proxies are being solicited by this proxy statement on behalf of the Board. The principal solicitation of proxies is being made by mail. Computershare, the Company’s transfer agent, will assist in the solicitation of proxies at no additional fee except for reimbursement of certain expenses. To the extent necessary, proxies may be solicited by officers, directors and employees of the Company, or its wholly owned subsidiaries, none of whom will receive additional compensation, and may be solicited by telephone, personal contact or other means. The Company will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokers and other nominee holders of shares for their expenses incurred in forwarding solicitation material to beneficial owners of shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information, as of March 31, 2009, concerning the shares of the Company’s Common Stock owned by each person known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, by each director, each of the executive officers named in the Summary Compensation Table on page 14, and by all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Beneficial Owners:
Cathay General Bancorp 777 North Broadway Los Angeles, CA 90012	215,000	(1)	12.34%

First Opportunity Fund, Inc. 2344 Spruce Street, Suite A Boulder, CO 80302	129,280	(2)	7.42%

Directors and Executive Officers:
Paul C. Hudson	95,357	(3)	5.47%
Kellogg Chan	41,889	(4)	2.40%
Robert C. Davidson, Jr.	9,463	(5)(6)	0.54%
Javier León	1,875	(7)	0.11%
A. Odell Maddox	18,369	(8)	1.05%
Daniel A. Medina	10,680	(9)(10)	0.61%
Virgil Roberts	13,382	(11)(12)	0.77%
Elrick Williams	191,692	(13)(14)	11.00%
Sam Sarpong	15,625	(15)	0.90%
Wilbur McKesson	46	(16)	0.00%

All directors and executive officers as a group (10 persons)	398,378		22.86%

(1)	Information based upon Schedule 13G, filed on May 26, 2006 with the SEC by Cathay General Bancorp.
(2)	Information based upon Schedule 13G/A, filed on February 13, 2009 with the SEC by First Opportunity Fund, Inc. (formerly First Financial Fund, Inc.)
(3)	Includes 16,155 allocated shares under the ESOP, and 35,366 shares subject to options granted under the LTIP, both of which are described elsewhere in this proxy statement, which options are currently exercisable.
(4)	Includes 1,875 shares subject to options granted under the 2008 Long Term Incentive Plan, which options are all currently exercisable.
(5)	Includes 5,356 shares held jointly with spouse with whom voting and investment power are shared.
(6)	Includes 1,428 shares subject to options granted under the Director’s Stock Option Plan, and 1,875 shares subject to options granted under the 2008 Long Term Incentive Plan, which options are all currently exercisable.
(7)	Includes 1,875 shares subject to options granted under the 2008 Long Term Incentive Plan, which options are all currently exercisable.
(8)	Includes 600 shares subject to options granted under the Director’s Stock Option Plan, and 1,875 shares subject to options granted under the 2008 Long Term Incentive Plan, which options are all currently exercisable.
(9)	Includes 6,022 shares held jointly with spouse with whom voting and investment power are shared.
(10)	Includes 1,000 shares subject to options granted under the Director’s Stock Option Plan, and 1,875 shares subject to options granted under the 2008 Long Term Incentive Plan, which options are all currently exercisable.
(11)	Includes 5,806 shares held jointly with spouse with whom voting and investment power are shared.

(12)	Includes 1,784 shares subject to options granted under the Director’s Stock Option Plan, and 1,875 shares subject to options granted under the 2008 Long Term Incentive Plan, which options are all currently exercisable.
(13)	Information based upon Schedule 13G/A, filed on January 30, 2009 with the SEC by Elrick Williams. Mr. Williams is a majority owner of Williams Group Holdings LLC which owns 189,817 shares of the Company’s Common Stock.
(14)	Includes 1,875 shares subject to options granted under the 2008 Long Term Incentive Plan, which options are all currently exercisable.
(15)	Includes 425 allocated shares under the ESOP, and 14,000 shares subject to options granted under the LTIP, which options are all currently exercisable.
(16)	Includes 46 allocated shares under the ESOP.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with the term of one class of directors to expire each year. Two directors are to be elected at the Annual Meeting.

Information Concerning Nominees and Directors

The following table sets forth the names and information regarding the persons who are currently members of the Company’s Board of Directors, including those nominated by the Board of Directors for election at the Annual Meeting. If elected, Paul C. Hudson and Kellogg Chan will each serve for a term of three years and until their respective successors are elected and qualified. Each has consented to be named in this Proxy Statement and has indicated his intention to serve if elected. If any of the nominees becomes unable to serve as a director for any reason, the shares represented by the proxies solicited hereby may be voted for a replacement nominee selected by the Board of Directors.

Name	Age at December 31, 2008	Director Since	Term Expires	Positions Currently Held with the Company and the Bank
NOMINEES:
Paul C. Hudson	60	1985	2012	Chairman of the Board and Chief Executive Officer
Kellogg Chan	69	1993	2012	Director

CONTINUING DIRECTORS:
Robert C. Davidson, Jr.	63	2003	2010	Director
Javier León	43	2007	2010	Director
Elrick Williams	61	2007	2010	Director
A. Odell Maddox	62	1986	2011	Director
Daniel A. Medina	51	1997	2011	Director
Virgil Roberts	61	2002	2011	Director

The Board of Directors unanimously recommends that you vote for the above nominees.

The principal occupation and business experience of the nominees for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees:

Paul C. Hudson is Chief Executive Officer and Chairman of the Company and the Bank. Mr. Hudson joined the Bank in 1981, was elected to the Board of Directors in 1985, and served in various positions prior to becoming Chairman and Chief Executive Officer in 2007. Mr. Hudson is a member of the California and District of Columbia Bars. He currently serves on several nonprofit boards, including Los Angeles Universal Preschool and Los Angeles County Employees Retirement Association Investment Board.

Kellogg Chan has served as President of Asia Capital Group, Ltd., a biotechnology holding company since 2001. . He has been a member of the Board of Directors since 1993. He was Chairman and Chief Executive Officer of Universal Bank, f.s.b from 1994 to 1995. Mr. Chan was President and Chief Executive Officer of East-West Bank from 1976 to 1992.

Continuing Directors:

Robert C. Davidson, Jr. retired in 2007 from his position as Chairman/CEO of Surface Protection Industries, a company he formed in 1978 and one of the largest African American owned manufacturing companies in California. He is a member of the Boards of Directors of Jacobs Engineering Group, Inc., Morehouse College, Cedars Sinai Medical Center, Fulcrum Venture Capital Corporation, Art Center College of Design located in Pasadena, California, the South Coast Air Quality Management District Brain Tumor and Air Pollution Foundation, and the University of Chicago Graduate School of Business Advisory Council.

Javier León is the Managing Director of Andell Sports Group, which oversees the sports and related assets for Andell Holdings. Mr. Leon oversees the business and operations of Chicago Fire, a professional soccer team, on behalf of its owner. He is involved in strategic planning and marketing, as well as the development of Hispanic, community and public relations strategies and programs. Prior to joining Andell, Mr. Leon served for three years, from 2004 to 2007, as the Chief Executive Officer for Chivas USA Enterprises in Los Angeles. Mr. Leon was engaged in investment banking from 1992 to 2004 as a managing director for Merrill Lynch, Deutsche Bank, and ING-Barings. He holds a bachelors degree from Claremont McKenna College and a Masters of International Management from the University of California at San Diego.

Elrick Williams has been Chairman of Williams Group Holdings LLC, a privately held investment firm with offices in Chicago and Los Angeles, which was established in 2006. Prior to that, he founded Allston Trading LLC in 2003 and retired as CEO and Chairman in late 2008. Allston Trading LLC is a firm that specializes in algorithmic electronic trading of stocks, Treasury bonds, currencies, futures and options. Mr. Williams was a trader from 1981 to 2003 with various securities trading companies.

A. Odell Maddox is Manager of Maddox Co., a real estate property management and sales company. Mr. Maddox has worked in the property management, real estate broker and investment businesses for over 35 years.

Daniel A. Medina is Managing Director of Capital Knowledge, LLC, a consulting firm that provides financial advisory services. He has been with Capital Knowledge and its predecessor since April 1, 2000.

Virgil Roberts has been Managing Partner of Bobbitt & Roberts, a law firm representing clients in the entertainment industry, since 1996. He currently serves on the Board of Directors of Community Build, Inc., Claremont Graduate School, Families in Schools, the Alliance for College Ready Public Schools, Southern California Public Radio, the Alliance of Artists and Record Companies, and the Bridgespan Group, a management and consulting firm for large philanthropy companies with offices in Boston, San Francisco and New York.

Director Independence

We have adopted standards for director independence pursuant to Nasdaq Stock Market listing standards. The Board considered relationships, transactions and/or arrangements with each of its directors and determined that all seven of the Company’s non-employee directors are “independent” under applicable Nasdaq Stock Market listing standards and Securities and Exchange Commission (“SEC”) rules.

Committees of the Board of Directors and Meeting Attendance

The Company has four standing Board committees: the Executive Committee, the Audit Committee, the Compensation/Benefits Committee and the Nominating Committee. The Bank has five committees: the Executive Committee, the Audit/CRA/Compliance Committee, the Compensation/Benefits Committee, the Loan Committee, and the Nominating Committee.

Company Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Maddox, Medina, and Roberts. This committee, together with the corresponding committee of the Bank’s Board of Directors, serves as an interim decision-making body that functions between Board meetings, if required, to assist the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee did not meet in 2008.

The Audit Committee consists of Messrs Medina (Chairman), Chan, and Williams. The Audit Committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for oversight of the internal audit function for the Company, assessment of accounting and internal control policies and monitoring of regulatory compliance. This committee is also responsible for the engagement and oversight of the Company’s independent auditors. The Audit Committee met thirteen times during 2008. The Audit Committee has a written charter which was included as Appendix A to the Company’s 2007 annual meeting proxy statement. The members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards. In addition, Mr. Chan meets the definition of “audit committee financial expert,” as defined by the SEC. See “Audit Committee Report” on page 8.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), Hudson, Roberts, and León. This committee, together with the corresponding committee of the Bank’s Board of Directors, is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters at the Company level. The Compensation/Benefits Committee has a written charter which was included as Appendix B to the Company’s 2007 annual meeting proxy statement. The Compensation/Benefits Committee held eight meetings during 2008. See “Compensation/Benefits Committee Report” on page 16.

The Nominating Committee consists of Messrs. Roberts (Chairman), Davidson and Medina. This committee is responsible for the review of the qualifications of existing directors standing for re-election and new directors standing for election and for making nomination recommendations of such directors to the Company’s Board of Directors. The Nominating Committee met once during 2008. Nominees for the 2009 Annual Meeting of Stockholders were recommended by the Nominating Committee and approved by the Board of Directors. There were no shareholder nominations. The nomination procedures, qualifications for director nominees, and procedures for shareholder nominations are described in the Nominating Committee Charter, which was included as Appendix C to the Company’s 2007 annual meeting proxy statement. The members of the Nominating Committee are independent directors as defined under the Nasdaq Stock Market listing standards.

Bank Committees

The Executive Committee consists of Messrs. Hudson (Chairman), Maddox, Medina, and Roberts. This committee monitors financial matters, including capital adequacy and liquidity, and analyzes overall earnings performance, focusing on trends, regulations, projections and problem anticipation and resolution. It also monitors the status of litigation and serves as an interim decision-making body that functions between Board meetings, if required, to assist the chief executive officer by providing input on critical issues and ensuring appropriate Board involvement in the strategic planning process. The Executive Committee did not meet in 2008.

The Audit/CRA/Compliance Committee consists of Messrs. Medina (Chairman), Chan and Williams. The Audit/Compliance Committee is responsible for oversight of the internal audit function, assessment of accounting and internal control policies and monitoring Community Reinvestment Act/regulatory compliance. This committee is also responsible for the engagement and oversight of the Bank’s independent auditors. The Audit/Compliance Committee met thirteen times during 2008.

The Compensation/Benefits Committee consists of Messrs Davidson (Chairman), Hudson, Roberts, and León. This committee is responsible for the oversight of salary and wage administration and various employee benefits policies and incentive compensation matters, as well as the appraisal of the chief executive officer’s performance, determination of his salary and bonus, and making recommendations regarding such matters for approval by the Board of Directors. The committee met eight times during 2008.

The Loan Committee consists of Messrs. Chan (Chairman), Hudson, Maddox, Roberts, and McKesson, Chief Loan Officer, who is not a Board member. The Loan Committee is responsible for developing the lending policies of the Bank, monitoring the loan portfolio and compliance with established policies, and approving specific loans in accordance with the Bank’s loan policy. The committee met sixteen times during 2008.

Board Meetings

The Boards of Directors of the Company and the Bank each held eleven regular meetings during 2008. The Company’s Board of Directors held two special meetings during 2008. The Bank’s Board of Directors did not hold any special meetings during 2008. All directors attended at least 75% of the aggregate meetings held during 2008 by the Board and the committees of the Board on which they served.

Director Attendance at Annual Meetings

The Company encourages all members of the Board to attend the annual meeting of stockholders. All eight directors of the Company as of the 2008 Annual Meeting attended that meeting.

Communications with the Board of Directors

The Board has an established process for stockholders to communicate with the Board. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Broadway Federal Bank, 4800 Wilshire Boulevard, Los Angeles, California 90010. Communications addressed to the Board will be reviewed by the Secretary and directed to the Chairman of the Board for further review and distribution to all members of the Board of Directors. Communications addressed to individual directors will be forwarded directly to the office of the named director.

CODE OF ETHICS

The Board has adopted a Code of Ethics for the Company’s directors and executive officers. Our directors and executive officers are expected to adhere at all times to this code of ethics. Stockholders may obtain a copy of the Company’s Code of Ethics, free of charge, upon written request to: Broadway Financial Corp., 4800 Wilshire Boulevard, Los Angeles, California 90010, Attention: Daniele Johnson.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, as well as the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America, including SAS 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services provided by the auditor with the auditors’ independence.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2008. The Committee has also recommended to the Board the selection of the Company’s independent registered public accounting firm.

Audit Committee

Mr. Daniel A. Medina, Chairman

Mr. Kellogg Chan

Mr. Elrick Williams

EXECUTIVE OFFICERS

The following table sets forth information with respect to executive officers of the Company and the Bank who are not directors. Officers of the Company and the Bank serve at the discretion of, and are elected annually by the respective Boards of Directors.

Name	Age(1)	Principal Occupation during the Past Five Years
Samuel Sarpong	48	Senior Vice President / Chief Financial Officer of Broadway Financial Corporation and Broadway Federal Bank since 2005. First Vice President / Chief Compliance Officer and Internal Audit Director of Broadway Federal Bank from 2004 to 2005.

Wilbur A. McKesson Jr.	55	Senior Vice President / Chief Loan Officer of Broadway Federal Bank since 2007. Vice President for Affordable Housing of Option One Mortgage from 2002 to 2007.

(1)	As of December 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors (“Board”) of Broadway Federal Bank (Bank) has appointed a Compensation/Benefits Committee (“Committee”) of the Board that is tasked to establish, supervise and review policies involving the Bank’s personnel performance, compensation and benefits. The Committee is made up of three independent outside Directors. The Committee has developed a formal accountability schedule and meets on a regular basis to review and approve both policy recommendations and compensation actions that impact the senior officers of the organization. The Committee has a defined Committee Charter which provides for a broad scope of responsibilities to establish, supervise and review all matters related to compensation within the organization and in particular with matters of compensation affecting officers that are members of executive management.

The following Compensation Discussion and Analysis pertains to the Bank’s 2008 fiscal year. This discussion and analysis is focused on the material principles that underlie the Bank’s executive compensation policies and decisions.

Philosophy

It is the philosophy of the Committee and the Board of Directors to insure that the Bank has the policies and processes in place that will enable the Bank to attract, motivate and retain the highest quality workforce while at the same time balancing those needs with the duty to enhance shareholder value. To achieve these goals the Committee reviews competitive market data and acts on it when warranted. The Committee retains an outside independent compensation consultant to assist with the development of market data.

The Committee has a pay for performance philosophy. This means that compensation actions approved for executives are consistent with results achieved against predetermined objectives. The Board believes this philosophy enhances shareholder value.

For 2008, the Committee defined its bank peer group as financial institutions operating on the West Coast of California that have assets ranging between $250 million and $500 million. The Bank uses asset size and geographic location as key elements in determining the appropriate peer group. The Bank utilizes multiple survey sources to assist with this process. The Bank’s asset size as of December 31, 2008 was $408 million.

Process

The Committee follows a defined process throughout the year. The Committee retains the services of an outside independent human resource consulting company to insure that the Committee has sufficient knowledge about the competitive market to make sound decisions regarding the competitiveness of the overall compensation package. In that regard, the Committee utilizes the services of EW Partners, Inc. (“EW”). EW specializes in community banks and works with more than 100 institutions throughout the Western United States.

The process begins in the fall of the preceding plan year when the Board meets to establish the Bank and Company goals for the plan year. The Committee generally meets at least four times per year. Goal achievement is reviewed by the Committee after the plan year has been completed and decisions are made regarding the total compensation merited by the CEO. The Committee, consistent with its Charter, also determines compensation for the named executive officers. The Committee evaluates the CEO’s performance against overall corporate goals and performance. With respect to compensation decisions for the other named executive officers, the CEO annually reviews the performance of each of the other named executive officers. The conclusions reached and recommendations based on this review, including any recommendations for salary adjustments and annual bonus awards, are presented to the Committee. The Committee considers the recommendations of the CEO. The elements of compensation and the Committee’s view on each are outlined later in this report.

Objectives

The Committee’s focus is on objectives that align the executive compensation plan with the interests of shareholders. The pay for performance philosophy links the Bank’s performance and individual performance and is designed to support Broadway Financial Corporation’s (Company) strategic plan. It is the Bank’s intention, where applicable, to insure that measurable objectives are developed and communicated to participants prior to the commencement of a plan year and that following the completion of the plan year the results achieved are tied directly to the compensation received by plan participants.

The Bank objectives change each year; however, a minimum threshold of achievement is established before the bonus plan is funded. Earnings growth as well as growth in both loans and deposits is consistently included in the goals and objectives established.

Compensation Elements

In developing its overall compensation strategy, the Committee reviews each element of compensation and the purposes of each. It then reviews the total of all elements of compensation in order to insure the Bank maintains an overall compensation strategy that is competitive. The elements of compensation included in this discussion and reflected in the tables following this report are the following:

•	Base Salary

•	Short-Term Incentive (Annual Bonus)

•	Total Cash Compensation (Combination of Base Salary and Short-Term Incentive)

•	Long-Term Incentives (Equity Awards)

•	Benefits

•	Executive Perquisites

The strategy behind each element of compensation has been defined as follows.

Base Salary

The Committee has defined base salary as the fixed direct compensation paid an executive for performing specific job responsibilities. The Committee targets base salary at market median. The base salaries of the executives are reviewed from time to time against the competitive market and adjustments made in accordance with the market data.

Short-Term Incentive (Annual Bonus)

The Committee has defined the short-term incentive as a cash bonus that is a form of variable pay paid in addition to base pay for results achieved over the Board approved minimum earnings threshold. The Committee approved for use in 2008 an Incentive Plan for Management (“Plan”). The Plan is designed to reward management for productivity, high performance and implementing the business plan and vision of the Bank. In order for the Plan participants to receive any form of payout, a minimum level of financial performance by the Bank must be achieved.

The Plan has two types of objectives. The first are Bank objectives which are set by the Board of Directors in advance of the Plan year. The second are individual objectives that are set by the CEO for Plan participants. Targets are established and weighted for each objective. Executives are advised in advance of the Plan year what they can achieve as a percent of their base salary if bonus targets are achieved. For 2008, the Board established five specific objectives for the CEO in the following areas:

1.	Net Earnings

2.	Safety and Soundness Ratings

3.	Net Loan Growth

4.	Core Deposit Growth

5.	Asset Quality

At the end of the Plan year each goal was assessed and results calculated.

The bonus plan is performance based. In years where the objectives are achieved, the bonus payments are made. In years where the objectives are not met, payments are not made.

Total Cash Compensation (Combination of Base Salary and Short-Term Incentive)

Total cash compensation is defined as the sum of base salary and short-term incentive received over an annual twelve month reporting period. The Committee’s philosophy regarding total cash compensation is to insure that total cash compensation exceeds the market median in years in which the short-term objectives have been achieved.

Long-Term Objectives (Equity)

The Committee defines long-term incentives as Equity Compensation. Equity Compensation is an incentive designed to reward and retain executives for long term performance. This type of compensation is linked to shareholder return and aligns the executives’ rewards with those achieved by shareholders.

The Company adopted the 2008 Long-Term Incentive Plan (the “2008 LTIP”) which was approved by the Company’s shareholders at the 2008 Shareholder Meeting. During 2008, 55,000 options were granted to select officers with a grant date fair value of $3.29 per share. Pursuant to the terms of the options granted under the 2008 LTIP, such options have a maximum term of ten years and vest over five years.

The Bank has an approved Employee Stock Ownership Plan (ESOP) that was established in January 1996. The purpose of the ESOP is to promote the mutual interests of the Company’s shareholders and Bank employees. All employees that have attained the age of 21 years and completed one year of service are eligible to receive Company shares under the ESOP.

Benefits

Benefits are defined as those plans not related to cash compensation or equity that are needed to insure that a competitive total compensation package is maintained. Benefits may be qualified or non-qualified.

The Committee’s strategy regarding benefits has been to insure that the plans in place are competitive and assist the Bank in attracting and retaining the talent needed. They are designed to provide for the basic health and welfare needs of employees. The Committee has adopted the strategy not to lead the market in benefits and to adopt benefit strategies that are likely to reduce future growth in benefit costs. This decision is in keeping with the Committee’s desire to continue to foster a pay for performance rather than an entitlement culture. At the present, the Bank has a basic benefit package which includes health and insurance benefits and a 401(k) plan with an employer matching provision. The Bank has no pension plan.

Executive Perquisites/Executive Employment Contracts

The Committee has approved Severance Benefits for Named Executive Officers in the event of a change in control; however, no payments may be made as outlined until TARP funds have been repaid. The agreements have two triggers. The first trigger is that a change in control must occur, and the second is that the acquiring organization makes the determination not to employ the officer covered. The approved benefits are as follows:

Named Officers	Severance Benefit
Paul C. Hudson	30 months
Samuel Sarpong	18 months
Wilbur McKesson	12 months
Mildred O. Cayton	12 months

The Bank has established a Non-Qualified Deferred Compensation Plan for a select group of executive officers and directors of the Company and/or the Bank. Under this plan, the executive officer or director may elect to defer annually a stated maximum amount of his or her salary until a specified date or until he or she is no longer employed by Broadway. No executive officer or director participated in the Plan during 2008.

In addition, the Bank has a Non-Qualified Deferred Compensation Plan in the form of a Salary Continuation Agreement for Paul C. Hudson. The agreement is designed as a retention tool. The agreement provides an annual benefit of $100,000 per year for 15 years beginning at age 65. For Mr. Hudson to receive the benefits under the agreement, he must remain with the Bank and/or Company until he is 65. Should he leave prior to that time, he will forfeit this benefit. The Bank purchased a Bank Owned Life Insurance (“BOLI”) policy on Paul C. Hudson. The income from the BOLI policy reduces the Bank’s net expense related to the Salary Continuation Agreement.

Mr. Hudson also receives a car and telephone allowance and is subsidized for a club membership. The other named officers receive both car and telephone allowances.

Troubled Asset Relief Program (TARP)

In October of 2008 Congress passed legislation to provide capital support for the country’s banking system. Financial institutions that participate in the program are required to comply with a number of new requirements including the loss of certain tax benefits and limitations on executive pay. The principal restrictions, as supplemented by the subsequent legislation described below, may be summarized as follows:

•	Limitations on the payment of bonuses, retention awards or incentive compensation to specified senior officers

•	Prohibition of incentives that encourage unnecessary and excessive risks

•

Implementation or enhancement of clawback provisions to recoup executive compensation in cases where financial statements have been revised or changed or when the criteria underlying incentive calculations have changed

•	Prohibition of golden parachute payments in the case of certain employment severances

•	A reduction of the limit on compensation tax deductibility to $500,000

Senior Executive Officers (“SEOs”) of the participating banks are impacted by these regulations based on the level of TARP funds requested.

Broadway Federal Bank requested and received $9 million preferred stock capital funding under the TARP on November 14, 2008. Because the level received was below $25 million, the Bank’s President and Chief Executive Officer is the only SEO that has restrictions on bonus payments. Mr. Hudson will not be eligible to receive any performance bonus for services rendered during the period that TARP preferred stock issued by the Bank is outstanding. It has not yet been determined whether this prohibition applies to compensation for his services in 2008. Mr. Hudson may receive a restricted share grant with a value not to exceed 30% of his total compensation but the vesting on such grant must not occur until the TARP funds have been repaid. The Committee has made no decision on a restricted share grant for Mr. Hudson.

The American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law on February 17, 2009. This law imposed sweeping changes to the executive compensation rules for participants in the TARP and certain other programs. While there are many compliance requirements contained in this law, ARRA expanded and redefined the definition of the term “golden parachute”, as applicable to specified officers and highly compensated employees by expanding the term to include all severance payments upon termination of employment, regardless of amount. The revised definition applies to SEOs and the next five most highly compensated employees. During the time TARP assistance is outstanding, a financial institution cannot make any severance payments to such persons upon termination of employment, except payments for services performed or benefits accrued up to the date of termination.

The Committee certifies that it has reviewed the Company’s executive compensation arrangements and policies, including its incentive compensation programs, with the senior risk officers of the Company and has made reasonable efforts to ensure that such arrangements and policies do not encourage the Company’s SEOs to take unnecessary or excessive risks that would threaten the value of the Company. The Committee has reviewed all compensation goals and has redefined the goals for the 2009 plan year as follows:

The Committee believes and has certified that the actions taken in accordance with the regulations are designed to ensure that the Executive Compensation Plans and Programs in Broadway Federal Bank do not encourage Senior Executive Officer to take unnecessary and excessive risks that may threaten the value of the institution.

Shareholders will note that this year and in each year that the Bank is using the TARP funds that there must be a non-binding “say on pay” advisory vote on the compensation of executives as disclosed under the proxy compensation disclosure rules issued by the SEC. The Compensation Committee of the Board of Directors encourages shareholder comments on executive pay. The Committee believes that the pay for performance strategy outlined in this Compensation Discussion and Analysis is designed to attract and retain the highest caliber Executives and that the plans and strategy were designed in the best interest of shareholders. While the ARRA provides that the shareholder vote will not be binding on the Board of Directors, it is the full intention of the Compensation Committee to review and assess all input received from shareholders on the issue of Executive and Board Compensation.

Director Compensation

In 2005, the Bank developed a compensation strategy for its Directors which is based on the same pay for performance philosophy that it uses for its executives. The program developed was designed with input from an outside third party consulting firm. The recommendations made were based on a market analysis of financial institutions operating in the West with assets between $250MM and $500MM. The recommendations were presented to the full Board; the following resolutions were approved and form the basis for Director Compensation:

1.	Each Independent Director receives $1,000 for attendance at each Board Meeting.

2.	Each Independent Director receives a retainer of $6,000 annually in lieu of Board Committee fees.

3.	The Chairman of the Board, if independent, receives a $5,000 retainer for his work as Chairman.

4.	The respective Chairman of the Loan, Audit/Compliance, and Compensation/Benefits Committees receive an annual retainer of $3,000 for his service as Chairman.

5.	The respective Chairman of the Executive and Nominating Committees (if Outside Directors) receive an annual retainer of $2,000 for his service as Chairman.

The Plan is designed to differentiate Director cash compensation based on the Directors’ duties and responsibilities to the Board. In addition to cash compensation, the Directors are entitled to health insurance coverage.

The Directors did not receive any new equity compensation during 2008. Starting January 2009, each of the Directors will receive an annual grant of $7,500 in stock options.

Compensation Tables

The following table sets forth a summary of the compensation awarded to, earned by or paid to our Chief Executive Officer and our two other most highly compensated executive officers for services rendered in all capacities during 2008 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compen- sation(3)	Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total ($)
Paul C. Hudson Chief Executive Officer	2008	$210,000	—	—	—	$126,007	$29,864	$365,871
	2007	$190,134	$1,908	$6,726	$43,882	$102,566	$28,346	$373,562

Samuel Sarpong Chief Financial Officer	2008	$150,000	$4,770	$23,196	$50,067	—	$19,205	$247,238
	2007	$140,000	$6,150	$20,720	$36,497	—	$18,549	$221,917

Wilbur McKesson (6) Chief Lending Officer	2008	$155,625	—	$6,580	$51,944	—	$22,692	$236,841
	2007	$115,385	—	—	$22,971	—	$17,034	$155,390

(1)	Includes amounts deferred and contributed to the 401(k) Plan by the named executive officer.
(2)	The amounts shown reflect the amounts expensed during 2008 and 2007 for grants and awards in prior years. Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123 (R)”), requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity instrument at the time of grant. The compensation expense is recognized over the vesting period. The assumptions used to determine the valuation of the awards are discussed in Note 13 of the Notes to the Consolidated Financial Statements of the Company filed with the SEC as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	The amounts shown represent performance-based bonuses earned in 2008 but paid in 2009 and earned in 2007 but paid in 2008, as described in the CD&A.
(4)	The Bank has a Salary Continuation Agreement with Mr. Hudson. The amount listed reflects the change in the actuarial present value of the accumulated benefits under this agreement. The income from a bank owned life insurance policy reduces the expense related to the Salary Continuation Agreement pursuant to which the amounts shown are paid. The other named executive officers did not participate in the Bank’s Non-Qualified Deferred Compensation Plan during 2008 and 2007.
(5)	Includes amounts paid by the Company to the 401(k) Plan account of the executive officer, and estimated allocations under the ESOP. Also includes perquisites and other benefits consisting of car and cellphone allowances, and premiums paid for medical, dental and group term life insurance policies.
(6)	Wilbur McKesson commenced his employment as the Bank’s Chief Lending Officer in March 2007.

The following table sets forth information concerning outstanding equity awards held by each named executive officer as of December 31, 2008.

Outstanding Equity Awards at December 31, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)(1)	Number of Securities Underlying Unexercised Options (Unexercisable)(2)	Option Exercise Price(3)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested(5)	Market Value of Shares or Units of Stock That Have Not Vested(6)
Paul C. Hudson	5,648	—	$4.34	11/15/10	—	—
	29,718	—	$6.68	07/25/12	—	—
Samuel Sarpong	8,000	2,000	$13.11	04/21/14	—	—
	6,000	9,000	$10.25	05/24/16	1,800	$6,912
	—	15,000	$5.95	10/22/18	—	—
Wilbur McKesson	—	40,000	$5.95	10/22/18	—	—

(1)	The stock options shown are immediately exercisable.
(2)	Options vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(3)	Based upon the fair market value of a share of Company common stock on the date of grant.
(4)	Terms of outstanding stock options are for a period of ten years from the date the option is granted.
(5)	Shares vest in equal annual installments on each anniversary date over a period of five years commencing on the date of the grant.
(6)	Based upon a fair market value of $3.84 per share for the Company common stock as of December 31, 2008.

Salary Continuation Agreement

Under his 2006 Salary Continuation Agreement, upon termination of employment after Mr. Paul Hudson reaches age 65, he will receive an annual benefit of $100,000, divided into 12 equal monthly payments, for 15 years. The agreement includes provisions for early termination, disability, termination for cause, death, and termination after a change in control of the Company. The present value of the accumulated benefit is the accrual balance as of December 31, 2008. The accrual balance reflected in the Company’s consolidated financial statements is determined using a discount rate of 6%.

Change in Control Agreements

The Company and the Bank have entered into change in control agreements with each of its executive officers. Each agreement provides that if, within three years after any Change in Control (as defined in the agreement), the officer’s employment is terminated, either by the officer following a demotion or other specified adverse treatment or by the Company or the Bank other than for Cause (as defined in the agreement), then the officer will receive a severance payment equal to the sum of (A) the officer’s unpaid salary and bonus or other incentive compensation for the remainder of the year in which employment is terminated, and (B) a specified multiple of the highest Annual Compensation (as defined in the agreement) paid to the officer in any of the three years preceding termination of employment. The multiple is 2.5 for Mr. Hudson, 1.5 for Mr. Sarpong and 1 for Mr. McKesson. In addition to these payments, any stock options and similar rights held by the officer will become fully vested and exercisable, and the health and other benefits coverage provided to the officer will be continued for one year after termination of employment.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Kellogg Chan	$24,000	—	—	—	$24,000
Robert C. Davidson	$23,000	$1,369	$427	$5,528	$30,324
Javier León	$17,000	—	—	—	$17,000
A. Odell Maddox	$23,000	—	—	$4,356	$27,356
Daniel Medina	$23,000	—	—	—	$23,000
Virgil Roberts	$23,000	—	—	—	$23,000
Elrick Williams	$19,000	—	—	—	$19,000

(1)	Includes payments of annual retainer fees, chair fees, and meeting attendance fees.
(2)	The amounts shown reflect the amounts expensed during 2008 for grants and awards in prior years. Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123 (R)”), requires us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity instrument at the time of grant. The compensation expense is recognized over the vesting period. The assumptions used to determine the valuation of the awards are discussed in Note 13 of the Notes to the Consolidated Financial Statements of the Company, filed with the SEC as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
(3)	Includes premiums paid for medical, dental and group term life insurance.

COMPENSATION/BENEFITS COMMITTEE REPORT

The following Compensation/Benefits Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Compensation/Benefits Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review, the Compensation/Benefits Committee recommended to the Board that the Compensation and Discussion Analysis be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

Compensation/Benefits Committee

Mr. Robert C. Davidson, Chairman

Mr. Virgil Roberts

Mr. Javier Leon

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s current loan policy provides that all loans made by the Company or its subsidiaries to its directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of collectibility or present other unfavorable features.

On September 30, 1999, the Bank made a $550,000 loan to Maddox & Stabler LLC. Mr. A. Odell Maddox is a director of the Company and the Bank. The loan is secured by a 24-unit multi-family property located in Los Angeles, California. The terms of the 30-year loan include an initial interest rate of 8% fixed for the first five years and a variable rate thereafter equal to 2.50% over the one-year Treasury Bill rate. Since inception, payments on the loan have been made as agreed. As of March 31, 2009, the outstanding balance of the loan was $475,249.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to report to the Securities and Exchange Commission their initial ownership of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and we are to disclose in this proxy statement any late filings or failures to file. Officers, directors and greater than ten percent (10%) stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% shareholders were timely met, except for one late filing of Form 4 on behalf of Mr. Samuel Sarpong and one late filing of Form 4 on behalf of Mr. Wilbur McKesson.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and this appointment is being submitted to the stockholders for their consideration and ratification. If the appointment of Crowe Horwath LLP is not ratified, the Audit Committee will consider the stockholders’ vote in deciding whether to reappoint such firm in the future.

It is anticipated that representatives of Crowe Horwath LLP will be present at the Annual Meeting. The Crowe Horwath representatives will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions from stockholders. Crowe Horwath performed the independent audit of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm.

Principal Accountant Fees and Services

In accordance with the Audit Committee’s preapproval policies and procedures, before the Company’s independent accountants are engaged to render non-audit services for the Company or the Bank, the Audit Committee approves each engagement. In accordance with such policies and procedures, the Audit Committee also approved all of the audit and audit-related services provided by Crowe Horwath LLP for the year ended December 31, 2008 and 2007, prior to the engagement of such firm to provide such services. The following table sets forth the aggregate fees billed to us by Crowe Horwath LLP for the years indicated.

	2008	2007
	(In thousands)
Audit fees (1)	$146	$139
Audit-related fees (2)	10	12
All other fees (3)	8	6

Total fees	$164	$157

(1)	Aggregate fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in the Company’s Annual Report on Form 10-K and for the reviews of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Consultation fees billed for professional services rendered for the 2008 and 2007 Independent Accountant’s Report on Management’s Assertion About Compliance with Minimum Servicing Standards (USAP) and for professional services rendered for consultation regarding accounting for the Bank’s Director Emeritus Plan and consultation regarding management’s assessment of the adequacy of internal control over financial reporting.
(3)	Fees billed for certifications and internal control assessment software and license fees and related training.

PROPOSAL 3. NON-BINDING STOCKHOLDER APPROVAL OF EXECUTIVE

COMPENSATION

The American Recovery and Reinvestment Act of 2009 was signed into law on February 17, 2009. This law imposes a number of requirements for participants in the federal government’s TARP capital assistance program. One of the requirements is that at each annual meeting of stockholders during the period in which any obligation arising from TARP capital assistance remains outstanding, TARP recipients must include a separate nonbinding “say on pay” shareholder vote to approve the compensation of their executive officers among the matters to be considered and voted upon at each annual meeting of stockholders.

This proposal gives you as a stockholder the opportunity to vote for or against the following resolution:

“RESOLVED, that the stockholders of Broadway Financial Corporation approve the compensation of executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables and the related disclosure contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the board of directors and may not be construed as overruling any decision by the board of directors or our Compensation/Benefits Committee. However, the Compensation/Benefits Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

We believe that our compensation policies and procedures are aligned with the long-term interests of our shareholders and our commitment to responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executive officers as disclosed in this proxy statement.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Company’s compensation of executive officers.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2010 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before January 26, 2010. The Board of Directors will review any stockholder proposals which are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the proxy solicitation materials and for consideration at the Annual Meeting. Except for director nominations, any stockholder may make any proposal at the 2010 Annual Meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of the Company on or before May 25, 2009, such proposal may only be voted upon at a meeting held at least 30 days after the Annual Meeting at which it is presented. Stockholder director nominations must be received by the Company no earlier than March 25, 2010 and no later than April 25, 2010.

Under the Company’s Bylaws, stockholder nominations for election of directors may only be made pursuant to timely notice in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s Annual Meeting (between March 26, 2010 and April 25, 2010) to be considered at the Annual Meeting in year 2010. Such notice must state the nominee’s name, age and business and residence addresses, the nominee’s principal occupation or employment, and the class and number of shares of Common Stock beneficially owned by the nominee on the date of the notice. The required notice must also disclose certain information relating to the nominee of the type required to be disclosed in a proxy statement and in certain other filings under federal securities laws.

ANNUAL REPORT AND FORM 10-K

The 2008 Annual Report to Stockholders containing the consolidated financial statements of the Company for the year ended December 31, 2008 accompanies this proxy statement.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, without accompanying exhibits, by writing to Daniele Johnson, Investor Relations Representative, Broadway Financial Corporation, 4800 Wilshire Boulevard, Los Angeles, California 90010. Stockholders may obtain any of the exhibits that are referred to in the list of exhibits in the Form 10-K upon payment to the Company of the cost of furnishing them.

BY ORDER OF THE BOARD OF DIRECTORS

Daniele Johnson
Secretary

Broadway Financial Corporation

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MR A SAMPLE

DESIGNATION (IF ANY)

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

01 - Paul C. Hudson 02 - Kellogg Chan

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

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For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

For Against Abstain

For Against Abstain

2. RATIFICATION OF APPOINTMENT OF CROWE HORWATH LLP as the independent registered public accounting firm of Broadway Financial Corporation for the year ending December 31, 2009.

3. APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION as described in the Company’s 2009 Proxy Statement. (non-binding vote)

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — BROADWAY FINANCIAL CORPORATION

REVOCABLE PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 24, 2009

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby constitute and appoint Paul C. Hudson, with full power of substitution, as my/our attorney, agent and proxy, to attend and act as proxy at the 2009 Annual Meeting of Stockholders of Broadway Financial Corporation, which will be held at its principal executive offices, 4800 Wilshire Boulevard, Los Angeles, California 90010, on Wednesday, June 24, 2009 at 2:00p.m., and at any postponement or adjournment thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AND “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AND “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I /we acknowledge receipt of the notice of Annual Meeting and the Proxy Statements which accompanies the notice.

(continued and to be signed on the reverse side)